Exhibit 10.4

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of June 20, 2024, to the Note Purchase Agreement dated as of October 20, 2016 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, prior to the date hereof, the “Existing Note Purchase Agreement,” and as amended by this Amendment, the “Note Purchase Agreement”), among Lincoln Electric Holdings, Inc., an Ohio corporation (the “Company”), The Lincoln Electric Company, an Ohio corporation (“Lincoln”), Lincoln Electric International Holding Company, a Delaware corporation (“International”), J.W. Harris Co., Inc., an Ohio corporation (“Harris”), Lincoln Global, Inc., a Delaware corporation (“Global”), and Lincoln Electric Automation, Inc., an Ohio corporation (f/k/a Wayne Trail Technologies, Inc., an Ohio corporation) (“Automation” and with the Company, Lincoln, International, Harris and Global, each an “Obligor” and, collectively, the “Obligors”), and the Purchasers party hereto (constituting the Required Holders, as defined in the Note Purchase Agreement).

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to the Note Purchase Agreement;

WHEREAS, Techalloy, Inc., a Delaware corporation, merged with and into Lincoln on January 1, 2024; and

WHEREAS, the Obligors and the Purchasers (constituting the Required Holders) wish to amend the Note Purchase Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, which include all Obligors as of the date hereof, agree as follows:

SECTION 1.DEFINITIONS.  Unless otherwise defined herein, capitalized terms which are defined in the Note Purchase Agreement are used herein as therein defined.

SECTION 2.AMENDMENTS.  The Existing Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached hereto as Exhibit A.

SECTION 3.CONDITIONS PRECEDENT. This Amendment shall become effective as of the date (the “Effective Date”) of the satisfaction or waiver of each of the conditions precedent set forth in this Section 3.

(a)Execution and Delivery. This Amendment shall have been executed by each Obligor and the Purchasers party hereto (constituting the Required Holders).

(b)No Default.  Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof.

(c)Representations and Warranties.  All representations and warranties of the Obligors contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(d)Payment of Purchasers’ Counsel’s Fees  The Obligors shall have paid (or substantially concurrently with the Effective Date will have paid) the reasonable and documented out-of-pocket fees and expenses of Chapman and Cutler LLP, counsel to the Purchasers party hereto, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment to the extent invoiced at least one (1) Business Day prior to the date hereof.

For the purpose of determining compliance with the conditions specified in this Section 3, each Purchaser that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each matter required under this Section 3.

SECTION 4.REPRESENTATIONS AND WARRANTIES.  Each Obligor, by signing below, hereby represents and warrants to the Purchasers that:

(a)such Obligor has the legal power and authority to execute and deliver this Amendment;

(b)the officer executing this Amendment on behalf of such Obligor has been duly authorized to execute and deliver the same and bind such Obligor with respect to the provisions hereof;

(c)the execution and delivery hereof by such Obligor and the performance and observance by such Obligor of the provisions hereof do not violate or conflict with the charter, bylaws or equivalent documents of such Obligor or any law applicable to such Obligor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Obligor;

(d)after giving effect to this Amendment, no Default or Event of Default exists under the Note Purchase Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(e)to its knowledge, as of the date hereof, such Obligor does not have any claim or offset against, or defense or counterclaim to, any obligations or liabilities of such Obligor under the Note Purchase Agreement or any Notes; and

(f)this Amendment constitutes a valid and binding obligation of such Obligor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

SECTION 5.CONTINUING EFFECT.  Except as expressly amended, waived or modified hereby, the Note Purchase Agreement shall continue to be and shall remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute an amendment, waiver or modification of any provision of the Note Purchase Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of any Obligor that would require an amendment, waiver or consent of the Purchasers except as expressly stated herein, or be construed to indicate the willingness of the Purchasers to further amend, waive or modify any provision of the Note Purchase Agreement amended, waived or modified hereby for any other period, circumstance or

2

event.  Except as expressly modified by this Amendment, the Note Purchase Agreement and the Notes are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms.  Except as expressly set forth herein, each Purchaser reserves all of its rights, remedies, powers and privileges under the Note Purchase Agreement, the Notes, applicable law and/or equity.  Any reference to the “Note Purchase Agreement” in any Note or any related documents shall be deemed to be a reference to the Note Purchase Agreement as amended by this Amendment.

SECTION 6.GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.SUCCESSORS AND ASSIGNS.  This Amendment shall be binding upon and inure to the benefit of the Obligors and the Purchasers, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by any Purchaser shall be binding upon its successors and assigns and shall be effective as to any Notes assigned to it after such execution and delivery.

SECTION 8.ENTIRE AGREEMENT.  This Amendment, the Note Purchase Agreement and the Notes represent the entire agreement of the Obligors and the Purchasers, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Purchaser relative to the subject matter hereof not expressly set forth or referred to herein or in the Note Purchase Agreement or the Notes.

SECTION 9.COUNTERPARTS.  This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.HEADINGS.  Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

Lincoln Electric Holdings, Inc.

By /s/ Gabriel Bruno

Name: Gabriel Bruno

Title: Executive Vice President, Chief Financial Officer and Treasurer

The Lincoln Electric Company

By /s/ Gabriel Bruno

Name: Gabriel Bruno

Title: Executive Vice President, Chief Financial Officer

Lincoln Electric International Holding Company

By /s/ Gabriel Bruno

Name: Gabriel Bruno

Title: Treasurer

J.W. Harris Co., Inc.

By /s/ Lisa Shapiro

Name: Lisa Shapiro

Title: Assistant Treasurer

Lincoln Global, Inc.

By /s/ Lisa Shapiro

Name: Lisa Shapiro

Title: Treasurer

[Signature Page to First Amendment to Note Purchase Agreement]

Lincoln Electric Automation, Inc.

By /s/ Matthew Jay Shannon

Name: Matthew Jay Shannon

Title: Treasurer

[Signature Page to First Amendment to Note Purchase Agreement]

Exhibit A
to
First Amendment dated as of June 20, 2024 to

Note Purchase Agreement dated as of October 20, 2016

Copy of the Note Purchase Agreement dated as of October 20, 2016

Marked to Reflect:

First Amendment dated as of June 20, 2024

Double underscore indicates insertion.

~~Strikethrough~~ indicates deletion.

Accepted as of the date first written above.

Voya Retirement Insurance and Annuity Company

ReliaStar Life Insurance Company

By: Voya Investment Management LLC, as Agent

By: /s/ Scott Brown

Name: Scott Brown

Title: Senior Vice President

We acknowledge that Voya Retirement Insurance and Annuity Company holds $2,300,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that Voya Retirement Insurance and Annuity Company holds $10,900,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that ReliaStar Life Insurance Company holds $600,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Security Life of Denver Insurance Company

Allianz Life Insurance Company of North America

By: Voya Investment Management Co. LLC, as Agent

By: /s/ Scott Brown

Name: Scott Brown

Title: Senior Vice President

We acknowledge that Security Life of Denver Insurance Company holds $300,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that Security Life of Denver Insurance Company holds $200,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that Security Life of Denver Insurance Company holds $17,600,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that Allianz Life Insurance Company of North America holds $15,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

Metropolitan Life Insurance Company

By:	MetLife Investment Management, LLC, its Investment Manager

By: /s/ Thomas Ho

Name: Thomas Ho

Title: Authorized Signatory

We acknowledge that we hold $6,600,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that we hold $19,800,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

Brighthouse life insurance Company, formerly known as MetLife Investors USA Insurance Company

By:	MetLife Investment Management, LLC, its Investment Manager

By: /s/ Thomas Ho

Name: Thomas Ho

Title: Authorized Signatory

We acknowledge that we hold $1,700,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that we hold $5,100,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

We acknowledge that [Band & Co.] holds $1,700,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that [Band & Co.] holds $5,100,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By: /s/ Bradley T. Kunath

Name: Bradley T. Kunath

Title: Managing Director

We acknowledge that we hold $10,000,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that we hold $15,000,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

We acknowledge that we hold $4,700,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

The Northwestern Mutual Life Insurance Company For Its Group Annuity Separate Account

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By: /s/ Bradley T. Kunath

Name: Bradley T. Kunath

Title: Managing Director

We acknowledge that we hold $300,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

Navigators Insurance Company

Hartford Casualty Insurance Company

Hartford Life and Accident Insurance Company

The Hartford Retirement Plan Trust for U.S. Employees

Hartford Accident & Indemnity Company

Hartford Fire Insurance Company

By: Hartford Investment Management Company

Their Investment Manager

By: /s/ Kristin Kapur

Name: Kristin Kapur

Title: Senior Director

We acknowledge that Navigators Insurance Company holds $4,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that Hartford Casualty Insurance Company holds $3,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that Hartford Life and Accident Insurance Company holds $2,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that Hartford Life and Accident Insurance Company holds $4,880,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that The Hartford Retirement Plan Trust for U.S. Employees holds $1,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that The Hartford Retirement Plan Trust for U.S. Employees holds $1,000,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that Hartford Accident & Indemnity Company holds $1,880,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that Hartford Fire Insurance Company holds $940,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

Accepted as of the date first written above.

State Farm Life Insurance Company

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Investment Professional

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title: Investment Professional

We acknowledge that we hold $18,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

State Farm Life and Accident Assurance Company

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Investment Professional

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title: Investment Professional

We acknowledge that we hold $1,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

State Farm Insurance Companies Employee Retirement Trust

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Authorized Signer

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title: Authorized Signer

We acknowledge that we hold $1,600,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

The Canada Life Assurance Company (Acting Through Its US Branch)

By: /s/ Yvette Dennis

Name: Yvette Dennis

Title: Authorized Signatory

We acknowledge that we hold $25,400,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

Accepted as of the date first written above.

Genworth Life Insurance Company

By: /s/ Elizabeth Coley

Name: Elizabeth Coley

Title: Investment Officer

We acknowledge that we hold $15,000,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

We acknowledge that we hold $5,000,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

Thrivent Financial For Lutherans

By: /s/ Martin Rosacker

Name: Martin Rosacker

Title: Managing Director

We acknowledge that we hold $15,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

USAA Life Insurance Company

By:	BlackRock Financial Management, Inc., as investment manager

By: /s/ Violet Osterberg

Name: Violet Osterberg

Title: Managing Director

We acknowledge that we hold $5,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that we hold $9,000,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

USAA Life Insurance Company Of New York

By:	BlackRock Financial Management, Inc., as investment manager

By: /s/ Violet Osterberg

Name: Violet Osterberg

Title: Managing Director

We acknowledge that we hold $1,000,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

Accepted as of the date first written above.

The United States Life Insurance Company in the City of New York

By:	BlackRock Financial Management, Inc., as investment manager

By: /s/ Violet Osterberg

Name: Violet Osterberg

Title: Managing Director

We acknowledge that we hold $2,500,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

Accepted as of the date first written above.

American Equity Investment Life Insurance Company

By:	BlackRock Financial Management, Inc., as investment manager

By: /s/ Violet Osterberg

Name: Violet Osterberg

Title: Managing Director

We acknowledge that we hold $3,000,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

We acknowledge that we hold $5,000,000 of the 3.27% Senior Notes, Series C, due October 20, 2037.

We acknowledge that we hold $2,000,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

The Prudential Insurance Company of America

By:	PGIM, Inc. (as Investment Manager)

By: /s/ Thomas Molzahn

Name: Thomas Molzahn

Title: Vice President

We acknowledge that we hold $9,510,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Prudential Arizona Reinsurance Term Company

By:	PGIM, Inc. (as Investment Manager)

By: /s/ Thomas Molzahn

Name: Thomas Molzahn

Title: Vice President

We acknowledge that we hold $3,490,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

Nationwide Life Insurance Company

By: /s/ Daniel Pendery

Name: Daniel Pendery

Title: Authorized Signatory

We acknowledge that we hold $10,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

United of Omaha Life Insurance Company

By: /s/ Justin P. Kavan

Name: Justin P. Kavan

Title: Head of Private Placements

We acknowledge that we hold $7,000,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Companion Life Insurance Company

By: /s/ Justin P. Kavan

Name: Justin P. Kavan

Title: Head of Private Placements

We acknowledge that we hold $3,000,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

Minnesota Life Insurance Company

American Republic Insurance Company

Blue Cross and Blue Shield of Florida, Inc.

Great Western Insurance Company

Polish National Alliance of the U.S. of N.A.

Catholic United Financial

By:	Securian Asset Management, Inc.

By: /s/ Johnathan Heshelman

Name: Johnathan Heshelman

Title: Vice President

We acknowledge that Minnesota Life Insurance Company holds $5,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that American Republic Insurance Company holds $700,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

We acknowledge that Blue Cross and Blue Shield of Florida, Inc. holds $700,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

We acknowledge that Great Western Insurance Company holds $700,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

We acknowledge that Polish National Alliance of the U.S. of N.A. holds $700,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

We acknowledge that Catholic United Financial holds $200,000 of the 3.52% Senior Notes, Series D, due October 20, 2041.

Accepted as of the date first written above.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc., acting as Investment Advisor

By: /s/ Stan J. Van Aartsen

Name: Stan J. Van Aartsen

Title: Managing Director, Investments

We acknowledge that we hold $3,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that we hold $3,000,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

Accepted as of the date first written above.

American United Life Insurance Company

By: /s/ Craig Lehman

Name: Craig Lehman

Title: VP, Fixed Income Securities

We acknowledge that we hold $5,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that we hold $1,300,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

Accepted as of the date first written above.

Woodmen of the World Life Insurance Society

By: /s/ Jacob M. Day

Name: Jacob M. Day, CFA

Title: VP & CIO

We acknowledge that we hold $3,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

Country Life Insurance Company

By: /s/ John A. Jacobs

Name: John A. Jacobs

Title: Director – Fixed Income

We acknowledge that we hold $1,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

We acknowledge that we hold $2,000,000 of the 3.03% Senior Notes, Series B, due October 20, 2033.

Accepted as of the date first written above.

Travelers Casualty and Surety Company of America

By: /s/ Mark Vandermyde

Name: Mark Vandermyde

Title: Senior Vice President

We acknowledge that we hold $2,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

Accepted as of the date first written above.

Southern Farm Bureau Life Insurance Company

By: /s/ Bradley Blakney

Name: Bradley Blakney

Title: Sr Portfolio Manager

We acknowledge that we hold $1,000,000 of the 2.75% Senior Notes, Series A, due October 20, 2028.

EXHIBIT A

Note Purchase Agreement

[See Attached.]

Exhibit A
to
First Amendment dated as of June 20, 2024 to

Note Purchase Agreement dated as of October 20, 2016

Copy of the Note Purchase Agreement dated as of October 20, 2016

Marked to Reflect:

First Amendment dated as of June 20, 2024

Double underscore indicates insertion.

~~Strikethrough~~ indicates deletion.

Lincoln Electric Holdings, Inc.

The Lincoln Electric Company

Lincoln Electric International Holding Company

J.W. Harris Co., Inc.

Lincoln Global, Inc.

Techalloy, Inc.

Wayne Trail Technologies

Lincoln Electric Automation, Inc.

$350,000,000 Senior Notes

$100,000,000 2.75% Senior Notes, Series A, due October 20, 2028

$100,000,000 3.03% Senior Notes, Series B, due October 20, 2033

$100,000,000 3.27% Senior Notes, Series C, due October 20, 2037

$50,000,000 3.52% Senior Notes, Series D, due October 20, 2041

________________

Note Purchase Agreement

________________

Dated as of October 20, 2016

Table of Contents

 SectionHeading Page

Section 1.Authorization of Notes; Release of Obligors1

Section 1.1.Authorization of Notes1

Section 1.2.Release of Obligors2

Section 1.3.Additional Interest2

Section 2.Sale and Purchase of Notes2

Section 3.Closing2

Section 4.Conditions to Closing3

Section 4.1.Representations and Warranties3

Section 4.2.Performance; No Default3

Section 4.3.Compliance Certificates3

Section 4.4.Opinions of Counsel4

Section 4.5.Purchase Permitted By Applicable Law, Etc4

Section 4.6.Sale of Other Notes4

Section 4.7.Payment of Special Counsel Fees4

Section 4.8.Private Placement Number4

Section 4.9.Changes in Corporate Structure4

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Section 4.10.Funding Instructions4

Section 4.11.Proceedings and Documents54

Section 5.Representations and Warranties of the Obligors5

Section 5.1.Organization; Power and Authority5

Section 5.2.Authorization, Etc5

Section 5.3.Disclosure5

Section 5.4.Organization and Ownership of Shares of Subsidiaries6

Section 5.5.Financial Statements; Material Liabilities6

Section 5.6.Compliance with Laws, Other Instruments, Etc6

Section 5.7.Governmental Authorizations, Etc7

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders7

Section 5.9.Taxes........................................7

Section 5.10.Title to Property; Leases7

Section 5.11.Licenses, Permits, Etc7

Section 5.12.Compliance with ERISA87

Section 5.13.Private Offering by the Obligors8

Section 5.14.Use of Proceeds; Margin Regulations9

-ii-

Section 5.15.Existing Indebtedness9

Section 5.16.Foreign Assets Control Regulations, Etc9

Section 5.17.Status under Certain Statutes11

Section 6.Representations of the Purchasers11

Section 6.1.Purchase for Investment11

Section 6.2.Source of Funds11

Section 7.Information as to Obligors13

Section 7.1.Financial and Business Information13

Section 7.2.Officer’s Certificate15

Section 7.3.Visitation16

Section 7.4. Electronic Delivery16

Section 8.Payment and Prepayment of the Notes17

Section 8.1.Maturity17

Section 8.2.Optional Prepayments with Make-Whole Amount17

Section 8.3.Allocation of Partial Prepayments1817

Section 8.4.Maturity; Surrender, Etc.1817

Section 8.5.Purchase of Notes18

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Section 8.6.Make-Whole Amount18

Section 8.7.Change of Control20

Section 8.8.Payments Due on Non-Business Days2120

Section 9.Affirmative Covenants.21

Section 9.1.Compliance with Law21

Section 9.2.Insurance21

Section 9.3.Maintenance of Properties21

Section 9.4.Payment of Taxes2221

Section 9.5.Corporate Existence, Etc22

Section 9.6.Books and Records22

Section 9.7.Additional Obligors22

Section 10.Negative Covenants.23

Section 10.1.Transactions with Affiliates23

Section 10.2.Merger, Consolidation, Etc23

Section 10.3.Sales of Assets24

Section 10.4.Line of Business25

Section 10.5.TerrorismEconomic Sanctions, RegulationsEtc.25

-iv-

Section 10.6.Liens2625

Section 10.7.Fixed ChargesInterest Coverage2827

Section 10.8.TotalNet Leverage Ratio2827

Section 10.9.Priority Debt28

Section 10.10.Distributions28

Section 11.Events of Default28

Section 12.Remedies on Default, Etc3031

Section 12.1.Acceleration3031

Section 12.2.Other Remedies31

Section 12.3.Rescission31

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc3132

Section 13.Registration; Exchange; Substitution of Notes32

Section 13.1.Registration of Notes32

Section 13.2.Transfer and Exchange of Notes32

Section 13.3.Replacement of Notes3233

Section 14.Payments on Notes33

Section 14.1.Place of Payment33

-v-

Section 14.2.Home Office Payment33

Section 14.3. FATCA Information/Tax Withholding 34

Section 15.Expenses, Etc3435

Section 15.1.Transaction Expenses3435

Section 15.2. Certain Taxes 35

Section 15.3.Survival3436

Section 16.Survival of Representations and Warranties; Entire Agreement3436

Section 17.Amendment and Waiver3536

Section 17.1.Requirements3536

Section 17.2.Solicitation of Holders of Notes3537

Section 17.3.Binding Effect, etc3637

Section 17.4.Notes Held by Obligors, etc3637

Section 18.Notices3638

Section 19.Reproduction of Documents3738

Section 20.Confidential Information3738

Section 21.Substitution of Purchaser3840

Section 22.Miscellaneous3840

-vi-

Section 22.1.Successors and Assigns3840

Section 22.2.Accounting Terms; Accounting Changes3940

Section 22.3.Severability3941

Section 22.4.Construction, etc3941

Section 22.5.Counterparts3942

Section 22.6.Governing Law4042

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial4042

Section 22.8.Joint and Several4043

-vii-

Schedule A—Defined Terms

Schedule 1(a)—Form of 2.75% Senior Note, Series A, due October 20, 2028

Schedule 1(b)—Form of 3.03% Senior Note, Series B, due October 20, 2033

Schedule 1(c)—Form of 3.27% Senior Note, Series C, due October 20, 2037

Schedule 1(d)—Form of 3.52% Senior Note, Series D, due October 20, 2041

Schedule 4.4(a) — Form of Opinion of Special Counsel for the Obligors

Schedule 4.4(b) —Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3—Disclosure Materials

Schedule 5.4—Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5—Financial Statements

Schedule 5.15—Existing Indebtedness

Schedule 9.7—Form of Joinder Agreement and Affirmation

Schedule 10.6—Existing Liens

Schedule B—Information Relating to Purchasers

-viii-

Lincoln Electric Holdings, Inc.

The Lincoln Electric Company

Lincoln Electric International Holding Company

J.W. Harris Co., Inc.

Lincoln Global, Inc.

Techalloy, Inc.

Wayne Trail Technologies

Lincoln Electric Automation, Inc.

$100,000,000 2.75% Senior Notes, Series A, due October 20, 2028

$100,000,000 3.03% Senior Notes, Series B, due October 20, 2033

$100,000,000 3.27% Senior Notes, Series C, due October 20, 2037

$50,000,000 3.52% Senior Notes, Series D, due October 20, 2041

Dated as of October 20, 2016

To Each of the Purchasers Listed in

Schedule B Hereto:

Ladies and Gentlemen:

Lincoln Electric Holdings, Inc., an Ohio corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), The Lincoln Electric Company, an Ohio corporation (“Lincoln”), Lincoln Electric International Holding Company, a Delaware corporation (“International”), J.W. Harris Co., Inc., an Ohio corporation (“Harris”), Lincoln Global, Inc., a Delaware corporation (“Global”), Techalloy, Inc., a Delaware corporation (“Techalloy”), and Wayne Trail Technologiesand Lincoln Electric Automation, Inc., an Ohio corporation (“WayneAutomation” and with the Company, Lincoln, International, Harris, and Global and Techalloy, each an “Obligor” and, collectively, the “Obligors”), jointly and severally agree with each of the Purchasers as follows:

Section 1.	Authorization of Notes; Release of Obligors.

Section 1.1.Authorization of Notes.  The Obligors will authorize the issue and sale of (i) $100,000,000 aggregate principal amount of their 2.75% Senior Notes, Series A, due October 20, 2028 (the “Series A Notes”), (ii) $100,000,000 aggregate principal amount of their 3.03% Senior Notes, Series B, due October 20, 2033 (the “Series B Notes”), (iii) $100,000,000 aggregate principal amount of their 3.27% Senior Notes, Series C, due October 20, 2037 (the “Series C Notes”) and (iv) $50,000,000 aggregate principal amount of their 3.52% Senior Notes, Series D, due October 20, 2041 (the “Series D Notes” and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes,” in each case as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Schedule 1(a), Schedule 1(b), Schedule 1(c) and Schedule 1(d).  Certain capitalized and other

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terms used in this Agreement are defined in Schedule A.  References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2.Release of Obligors.  The holders of the Notes agree to discharge and release any Obligor (other than the Company) from its obligations hereunder and under the Notes upon the written request of the Company, including, but not limited to, if the Company sells, leases or otherwise disposes of all or substantially all of the assets or all of the capital stock of such Obligor to any Person (other than an Affiliate), provided that (i) such Obligor has been released and discharged (or will be released and discharged concurrently with the release of such Obligor hereunder and under the Notes), whether as a borrower, obligor and/or guarantor, from all obligations under all Material Credit Facilities and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists or results therefrom, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

Section 1.3.Additional Interest.  If the Total Leverage Ratio at any time exceeds 3.50 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.75% (the “Incremental Interest”).  Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Certificate is delivered, the Total Leverage Ratio is not more than 3.50 to 1.00.  In the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Certificate is delivered.

Section 2.	Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in Section 3, Notes of the applicable series and in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.	Closing.

The sale and purchase of each series of Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe St., Chicago, Illinois 60603, at 10:00 a.m. Central time, at a closing (the “Closing”) on October 20, 2016.  At the Closing, the Obligors will deliver to each Purchaser or their special counsel the Notes to be purchased by such Purchaser in the form of a single Note for each applicable series (or such greater number of Notes

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of the applicable series in denominations of at least $100,000 as such Purchaser may request, dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to:

Bank Name: KeyBank, N.A.

Address: 127 Public Square, Cleveland, OH 44114

Beneficiary: The Lincoln Electric Company

Account: 000-014-9181

ABA: 041001039

SWIFT: KEYBUS33

If at the Closing the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Obligors to tender such Notes.

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.Representations and Warranties.  The representations and warranties of the Obligors under Section 5 of this Agreement shall be correct when made and at the Closing.

Section 4.2.Performance; No Default.  The Obligors shall have performed and complied with all material agreements and conditions contained in this Agreement required to be performed or complied with by the Obligors prior to or at the Closing.  Before and after giving effect to the issue and sale of the applicable Notes (and the application of the proceeds thereof as contemplated by Section 5.14), (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Change of Control shall have occurred.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate.  Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) such Obligor’s organizational

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documents as then in effect.

Section 4.4.Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Jones Day, counsel for the Obligors, covering the matters set forth in Schedule 4.4(a) (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes.  Contemporaneously with the Closing the Obligors shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.Payment of Special Counsel Fees.  Without limiting Section 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

Section 4.8.Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.Changes in Corporate Structure.  No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Obligors confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

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Section 4.11.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Obligors.

Each Obligor represents and warrants to each Purchaser that:

Section 5.1.Organization; Power and Authority.  Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  The Obligors, through their agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of the Lincoln Electric Investor Presentation, as posted to Intralinks on June 29, 2016 (the “Investor Presentation”), relating to the transactions contemplated hereby.  This Agreement, the Investor Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors after December 31, 2015 but on or prior to July 19, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2015 there has been no change in the financial condition, operations, business or properties of any Obligor and its Subsidiaries, taken as a whole, except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.  Each of the Obligors (other than the Company) is wholly-owned by the Company, either directly or indirectly through one or more wholly-owned Subsidiaries.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary listed on Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5.Financial Statements; Material Liabilities.  Since December 31, 2015 the Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).   The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by each Obligor of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or (B) any other agreement or instrument evidencing Indebtedness  listed on Schedule 5.15 to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

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Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Obligor of this Agreement or the Notes.

Section 5.8.Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)No Obligor nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

Section 5.10.Title to Property; Leases.  The Obligors and their Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc.  The Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.Compliance with ERISA.  (a)  The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such

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instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)None of the Obligors nor its ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.Private Offering by the Obligors.  None of the Obligors nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

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Section 5.14.Use of Proceeds; Margin Regulations.  The Obligors will apply the proceeds of the sale of the Notes hereunder for the repayment of existing Indebtedness and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and none of the Obligors has any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries, the outstanding principal amount of which exceeds $5,000,000, as of September 30, 2016 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors and their Subsidiaries.  None of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)None of the Obligors nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Obligors, except as disclosed in Schedule 5.15.

Section 5.16.Foreign Assets Control Regulations, Etc.  (a) None of the Obligors nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling

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legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  None of the Obligors nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Obligors or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)None of the Obligors nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Obligors’ actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Obligors have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Obligors and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)(1) None of the Obligors nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Obligors’ actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)To the Obligors’ actual knowledge after making due inquiry, none of the Obligors nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or

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direct business or to otherwise secure an improper advantage in material violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  Each Obligor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Obligor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.Status under Certain Statutes.  None of the Obligors nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 6.	Representations of the Purchasers.

Section 6.1.Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

Section 6.2.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Obligors in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Obligors that would cause the QPAM and any Obligor to be “related” within the meaning of Part VI(h) of the QPAM Exemption and the identity of such QPAM has been disclosed to the Obligors in writing pursuant to this clause (d);or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in any Obligor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Obligors in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

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As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Obligors.

Section 7.1.Financial and Business Information.  The Obligors shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal yearFiscal Year of the Company (other than the last quarterly fiscal period of each such fiscal yearFiscal Year), duplicate copies of,

(i)an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal yearFiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal yearFiscal Year of the Company, duplicate copies of

(i)a consolidated balance sheet of the Company and its Subsidiaries as

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at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal yearFiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal yearFiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Obligor or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt

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by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

 (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and

(f)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Obligors to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Obligors were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements

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then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action any Obligor shall have taken or proposes to take with respect thereto.

Section 7.3.Visitation.  The Obligors shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with officers of the Obligors, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligors and their Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of the Obligors or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Obligors pursuant to Sections 7.1(a), (b), or (c) and Section 7.2 shall be deemed to have been delivered if the Obligors satisfy any of the following requirements with respect thereto:

(i)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail;

(ii)the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.lincolnelectric.com as of the date of this Agreement;

(iii)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinksIntralinks or on any other similar website to which each holder of Notes has free access; or

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(iv)the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinksIntralinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (ii), (iii), or (iv), the Obligors shall have given each Purchaser or holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Obligors will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.Maturity.  As provided therein, the entire unpaid principal balance of each series of Notes shall be due and payable on the applicable Maturity Date thereof.

Section 8.2.Optional Prepayments with Make-Whole Amount.  The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Obligors will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Obligors and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.Maturity; Surrender, Etc.  In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and

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become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.Purchase of Notes.  The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Obligors or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days.  If the holders of more than 35% of the principal amount of the Notes then outstanding accept such offer, the Obligors shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least seven (7) Business Days from its receipt of such notice to accept such offer.  The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on

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Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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Section 8.7.Change of Control.  (a) Notice of Change of Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes unless notice in respect of such Change of Control shall have been given pursuant to subparagraph (b) of this Section 8.7.  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 5th Business Day preceding the Proposed Prepayment Date, shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount.  The prepayment shall be made on the Proposed Prepayment Date.

(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; and (v) in reasonable detail, the nature and date or proposed date of the Change of Control.

Section 8.8.Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business

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Day.

Section 9.	Affirmative Covenants.

So long as any of the Notes are outstanding, each Obligor covenants that:

Section 9.1.Compliance with Laws.  Without limiting Section 10.5, each Obligor will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.Insurance.  Each Obligor will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.Maintenance of Properties.  Each Obligor will, and will cause each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.Payment of Taxes.  Each Obligor will, and will cause each Subsidiary to, file all material income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that none of the Obligors nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and any Obligor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies would not reasonably be expected to have a Material Adverse Effect.

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Section 9.5.Corporate Existence, Etc.  Subject to Section 10.2, each Obligor will at all times preserve and keep its corporate existence in full force and effect.  Subject to Sections 10.2 and 10.3, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary (unless merged into the Company, another Obligor or a Wholly-Owned Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not have a Material Adverse Effect.

Section  9.6.Books and Records.  Each Obligor will, and will cause each Subsidiary to, maintain proper books of record and account in conformity with GAAP in all material respects and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.  Each Obligor will, and will cause each Subsidiary to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.

Section 9.7Additional Obligors.    The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise (each, an “Additional Obligor”), for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(a)enter into a joinder agreement in substantially the form attached hereto as Schedule 9.7 or enter into an amendment to this Agreement with the other parties hereto and thereto, in form and substance reasonably satisfactory to the Required Holders, providing that such Additional Obligor shall become an Obligor hereunder, and

(b)deliver the following to each of holder of a Note:

(i)an executed counterpart of such joinder agreement or such amendment to this Agreement and the Notes;

(ii)a certificate signed by an authorized responsible officer of such Additional Obligor containing representations and warranties on behalf of such Additional Obligor to the same effect, mutatis mutandis, as those contained in Section 5 of this Agreement (but with respect to such Additional Obligor);

(iii)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Additional Obligor and the due authorization by all requisite action on the part of such Additional Obligor of the execution and delivery of such joinder agreement or such amendment to this Agreement and the performance by such Additional Obligor of its obligations thereunder and under the Notes; and

(iv)an opinion of counsel (which may be from internal counsel) reasonably satisfactory to the Required Holders covering such matters relating to such Additional Obligor and such joinder agreement or such amendment to this

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Agreement as the Required Holders may reasonably request.

Section 10.	Negative Covenants.

So long as any of the Notes are outstanding, each Obligor covenants that:

Section 10.1.Transactions with Affiliates.  No Obligor will or will permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, another Obligor or another Subsidiary), except pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.Merger, Consolidation, Etc.  No Obligor will or will permit any Subsidiary to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)with regard to any such transaction involving an Obligor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Obligor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if such Obligor is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes;

(b)any Subsidiary of any Obligor may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) an Obligor or a Subsidiary so long as in any merger or consolidation involving any Obligor, such Obligor shall be the surviving or continuing entity or (ii) any other Person so long as the survivor is a Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3;

(c)each other Obligor reaffirms its obligations under this Agreement and the Notes in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

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Section 10.3.Sales of Assets.  No Obligor will or will permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of such Obligor and its Subsidiaries; provided, however, that any Obligor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of such Obligor and its Subsidiaries if such assets are sold in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but not less than that portion of such assets that exceeds the definition of Substantial Part) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)to acquire productive assets used or useful in carrying on the business of the Obligors and their Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)to prepay or retire Senior Indebtedness of any Obligor and/or its Subsidiaries, provided that (i) such Obligor shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount.  Any offer of prepayment of the Notes pursuant to this Section 10.3 shall be given to each holder of the Notes by written notice that shall be delivered not less than thirty (30) days and not more than sixty (60) days prior to the proposed prepayment date.  Each such notice shall state that it is given pursuant to this Section 10.3 and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes.  Each holder of the Notes which desires to have its Notes prepaid shall notify the Obligors in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.3, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 5th Business Day preceding the proposed prepayment date, shall be deemed to constitute a rejection of such offer by such holder.  Prepayment of Notes pursuant to this Section 10.3 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount).

As used in this Section 10.3, a sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of any Obligor and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by all Obligors and their Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal yearFiscal Year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “Substantial Part” (i) any sale or other disposition of obsolete or worn out property, (ii) any sale, lease or disposition of assets (including inventory and investments) in the ordinary course of business of any Obligor and its Subsidiaries, (iii) any transfer of assets from any Obligor to any Wholly-Owned Subsidiary or from any Subsidiary to any Obligor or a Wholly-Owned Subsidiary,

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or (iv) any sale or transfer of property acquired by any Obligor or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by any Obligor or any Subsidiary if such Obligor or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.  For purposes of this Agreement, Trade Receivables sold or otherwise conveyed to a Special Purpose Company pursuant to one or more Qualifying Securitization Transactions shall be excluded from the limitations of this Section 10.3, to the extent that the aggregate amount outstanding under all financing facilities relating to such Qualifying Securitization Transactions shall not exceed $100,000,000the Qualifying Securitization Transactions Threshold at any time of determination.

Section 10.4.Line of Business.  No Obligor will or will permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

Section 10.5.TerrorismEconomic Sanctions, RegulationsEtc. No Obligor will or will permit any Controlled Entity to (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target  of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser orholder or any affiliate of such holder to be in violation of, or become the subject of, sanctions under U.S. Economic Sanctions Laws, sanctions administered or enforced by the United Nations Security Council, or any sanctions law or regulation applicable to such Purchaser or holderof or promulgated by His Majesty’s Treasury, the European Union, Canada, and Australia, or (ii) is prohibited by or the subject toof sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Purchaser or holder to sanctions under CISADA Laws, sanctions administered or enforced by the United Nations Security Council, or any similarsanctions law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctionsof or promulgated by His Majesty’s Treasury, the European Union, Canada, and Australia.

Section 10.6.Liens.  No Obligor will or will permit any Subsidiary to, directly or indirectly, (a) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract (this Section shall not apply to true leases, consignments, tolling or other possessory agreements in respect of the property of others whereby such Obligor or Subsidiary does not have legal or beneficial title to such property and which, pursuant to GAAP, are not required to be capitalized), (b) sell or otherwise transfer any Trade Receivables, whether with or without recourse, or (c) create, incur, suffer or permit any property now owned or hereafter acquired by it or any income or profits thereon to be or become encumbered by any mortgage, security interest, financing statement or Lien of any kind or nature or assign or otherwise convey any right to receive income or profits; provided, that this Section shall not apply to:

(i)any lien for a Tax, assessment or governmental charge or levy which is not

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yet due and payable or which is being contested in good faith and as to which such Obligor or such Subsidiary shall have made appropriate reserves;

(ii)any lien securing only its workers’ compensation, unemployment insurance and similar obligations;

(iii)any mechanics, carrier’s or similar common law or statutory lien incurred in the normal course of business;

(iv)any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

(v)Permitted Purchase Money Security Interests;

(vi)any financing statement perfecting only a security interest permitted by this Section;

(vii)easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any real property of the Company or any Subsidiary;

(viii)Liens existing on property at the time of acquisition (including Liens on property of any business entity at the time of acquisition of the capital stock or assets of such business entity or a merger with or consolidation with such business entity by any Obligor or any Subsidiary permitted pursuant to Section 10.2) and not created in contemplation thereof, provided that (i) the Lien shall attach solely to the property so acquired (and any repairs, renewals, replacements, additions, accessions, betterments, improvements, modifications or proceeds thereof or relating thereto), (ii) at the time of acquisition of such property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on the property so acquired, whether or not assumed by such Obligor or such Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value of such property at the time of acquisition (as determined in good faith by one or more officers of such Obligor or such Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted hereunder;

(ix)any attachment or judgment Lien, but only so long as the judgment it secures does not constitute an Event of Default under Section 11(i);

(x)Liens incurred in the ordinary course of business to secure (A) the non-delinquent performance of bids, trade contracts, leases (other than Capitalized Leases) and statutory obligations, (B) contingent obligations on surety bonds and appeal bonds, and (C) other similar non-delinquent obligations, in each case, not incurred or made in connection with the obtaining of advances or credit, the payment of the deferred purchase price of property or the incurrence of other Indebtedness, provided that such Liens, taken

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as a whole, would not, even if enforced, have a Material Adverse Effect;

(xi)leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances in the ordinary course of business, in each case incidental to, and not interfering in any material respect with, the ordinary conduct of the business of such Obligor or Subsidiary, and which do not in the aggregate materially impair the use of such property in the operation of the business of such Obligor or Subsidiary or the value of such property for the purposes of such business;

(xii)any other Liens existing on the date hereof which are identified on Schedule 10.6 hereto;

(xiii)any extension, renewal or refunding of any Lien permitted by the preceding clauses (vi), (viii) and (xii) of this Section 10.6 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (A) such extension, renewal or refunding shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (B) such Lien shall attach solely to the same such property, (C) the principal amount remaining unpaid as of the date of such extension, renewal or refunding is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Company) to which such Lien is attached, (D) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist; or

(xiv)Liens securing Priority Debt (other than Liens on Trade Receivables unless in connection with the sale or other transfer of Trade Receivables to a Special Purpose Company pursuant to one or more Qualifying Securitization Transactions, to the extent that the aggregate amount outstanding under all financing facilities relating to such Qualifying Securitization Transactions shall not exceed $100,000,000the Qualifying Securitization Transactions Threshold at any time of determination) not otherwise permitted in the foregoing clauses (i) through (xiii), above, provided that Priority Debt shall not at any time exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal quarterFiscal Quarter), provided, further, that notwithstanding the foregoing, no Obligor shall, or shall permit any of its Subsidiaries to, secure pursuant to this clause (xiv) of this Section 10.6 any Indebtedness outstanding under or pursuant to any Material Credit Facility (or any Guaranty delivered in connection therewith) unless and until the Notes (and any guarantyGuaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to such Obligor and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.7.Fixed ChargesInterest Coverage.  The Company shall not permit the Fixed ChargesConsolidated Interest Coverage Ratio as of the end of any fiscal quarterFiscal Quarter to be less than 1.752.50 to 1.00.

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Section 10.8.TotalNet Leverage Ratio.  (a) The Company shall not permit the TotalNet Leverage Ratio as of the end of any fiscal quarterFiscal Quarter to be greater than 3.50 to 1.00; provided, that, upon notice byfor the Company to the holders of Notes, as of the last dayend of each of the four consecutive fiscal quarters(4) Fiscal Quarters immediately following a Qualified Acquisition, such ratio may be greater than 3.50 to 1.00, but in no event greater than occurring during the first Fiscal Quarter of such four (4) Fiscal Quarters (such period of increase, the “Leverage Increase Period”), the Company may elect to increase the ratio set forth above to 4.00 to 1.00, but only so long as (i) the Total Leverage Ratio; provided, further, that, (i) for theat least two full consecutive fiscal quarters(2) Fiscal Quarters immediately prior to such Qualified Acquisition wasfollowing the end of a Leverage Increase Period, the Net Leverage Ratio as of the end of such Fiscal Quarters shall not be greater than 3.50 to 1.00 prior to the Company electing another Leverage Increase Period pursuant to the immediately preceding proviso, (ii) there shall be no more than two (2) Leverage Increase Periods during the term of this Agreement, (iii) no more than one (1) Leverage Increase Period shall be in effect at any time, (iv) the Leverage Increase Period shall only apply with respect to the calculation of the Net Leverage Ratio for purposes of determining compliance with the maintenance covenant set forth in this Section 10.8 as of the end of any Fiscal Quarter occurring during such Leverage Increase Period, and (iiv) the Company pays the additional interest provided for in Section 1.310.8(b).

(b) If the Net Leverage Ratio at any time exceeds 3.50 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.75% (the “Incremental Interest”).  Such Incremental Interest shall begin to accrue on the first day of the Fiscal Quarter following the Fiscal Quarter in respect of which such Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the Fiscal Quarter in respect of which such Certificate is delivered, the Net Leverage Ratio is not more than 3.50 to 1.00.  In the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the Fiscal Quarter in respect of which such Certificate is delivered.

Section 10.9.Priority Debt.  The Company shall not at any time permit the aggregate amount of all Priority Debt to exceed 15% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the then most recently ended fiscal quarterFiscal Quarter of the Company).

Section 10.10.Distributions.  The Company shall not declare or pay any dividend or other Distribution in cash, property or obligations (other than in shares of capital stock of the Company or in options, warrants or other rights to acquire any such capital stock or in other securities convertible into any such capital stock) on any shares of capital stock of the Company of any class; and the Company shall not purchase, redeem or otherwise acquire for any consideration any shares of capital stock of the Company of any class or any option, warrant or other right to acquire any such capital stock, unless, as to any of the foregoing, no Default or Event of Default then exists or would exist after giving effect thereto.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur

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and be continuing:

(a)any Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)any Obligor defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2, 10.3, 10.6, 10.7, 10.8, 10.9 and 10.10; or

(d)any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) any Obligor or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of an amount equal to the greater of (A) three percent (3%) of Consolidated Net Worth at such time and (B) $100,000,000 beyond any period of grace or notice provided with respect thereto, or (ii) any Obligor or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount  in excess of an amount equal to the greater of (A) three percent (3%) of Consolidated Net Worth at such time and (B) $100,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)any Obligor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as

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insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Obligor or such Significant Subsidiary, or any such petition shall be filed against such Obligor or such Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

 (j)one or more final judgments or orders for the payment of money aggregating in excess of an amount equal to the greater of (A) three percent (3%) of Consolidated Net Worth at such time and (B) $100,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of any Obligor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(jk)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregatethere is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under allone or more Plans, determined in accordance with Title IV of ERISA, shall exceedthat exceeds an amount that would cause a Material Adverse Effect, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities by more than $50,000,000, (v) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vvi) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vivii) any Obligor or any Subsidiary establishes or

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amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(jk), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.Acceleration.  (a)  If an Event of Default with respect to any Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately

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due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders in principal amount of the Notes then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) any Obligor has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) no Obligor nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary.  The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct

Lincoln Electric Holdings, Inc.Note Purchase Agreement

copy of the names and addresses of all registered holders of Notes.

Section 13.2.Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Obligors shall execute and deliver, at the Obligor’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), Schedule 1(b), Schedule 1(c) or Schedule 1(d), respectively.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The

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Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of any Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Obligors pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2.  The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

 Section 14.3. FATCA Information/ Tax Withholding.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder and, in such event, the Company shall treat any such information it receives as confidential.  Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company),

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executed copies of IRS Form W-9, IRS Form W-8BEN or IRS Form W-8BEN-E, IRS Form W-8IMY, or IRS Form W-8ECI, as applicable, as well as any required attachments and the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 14.3, in all cases correctly completed and executed and validly claiming a complete exemption from backup withholding or U.S. federal withholding tax.

Section 15.	Expenses, Etc.

Section 15.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees of a special, which shall be limited to a single primary counsel for the holders of the Notes, taken as a whole, and, if reasonably required by the Required Holders, a single local or other counsel in each relevant material jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the. In addition, the Obligors will pay (a) the reasonable and documented out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000.  The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Obligors, provided that (I) such indemnity shall not be available to any Purchaser to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Purchaser’s gross negligence or willful misconduct; (II) such indemnity shall not be available to any Purchaser for losses, claims, damages, liabilities or related expenses arising out of a proceeding in which such Purchaser and any Obligor are adverse parties to the extent that any Obligor prevails on the merits, as determined by a court of competent jurisdiction (it being understood that nothing in this Agreement shall preclude a claim or suit by such Obligor against any Purchaser for such Purchaser’s failure to perform any of its obligations to such Obligor under this Agreement or the Notes); (III) each Purchaser shall give such Obligor (A) prompt notice of any such action brought against such Purchaser in connection with a claim for which it is entitled to indemnity under this Section and (B) an opportunity to consult from time to time with such Purchaser regarding defensive measures and potential settlement; and (IV) the Obligors shall not be obligated to pay the amount of any settlement entered into without their written consent (which

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consent shall not be unreasonably withheld).

Section 15.2. Certain Taxes.  The Obligors agree to pay all stamp, documentary or similar taxes or registration or recording fees (excluding any income, gains, or franchise taxes) which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Obligors has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of reasonable costs and expenses by the Obligors pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Obligors hereunder.

 Section 15.3.Survival.  The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.	Amendment and Waiver.

Section 17.1.Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or

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payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.

Section 17.2.Solicitation of Holders of Notes.

(a)Solicitation. The Obligors will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) any Obligor, (ii) any Subsidiary or any other Affiliate of, or (iii) any Obligorother Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Obligors and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note.

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Section 17.4.Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Obligors in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or

(iii)if to any Obligor, to the Company at 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199, to the attention of the Treasurer, or at such other address as such Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such Persons need to know such information and such disclosure reasonably relates to the administration of the investment represented by its Notes (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential)), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be required (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement (provided that, to the extent permitted by applicable law, such Person shall inform the Company promptly in advance thereof and use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment).  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying this Section 20.

In the event that as a condition to receiving access to information relating to any Obligor

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or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinksIntralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and such Obligor, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Obligors of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

Section 22.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 1.2 and Section 10.2, the Obligors may not assign or otherwise transfer any of their rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.Accounting Terms; Accounting Changes.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 –

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Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

If any change in GAAP by reason of a change from GAAP to IFRS or, if applicable, portions thereof (as provided in the definition of “GAAP”) would affect in any material respect the computation of any ratio or other financial covenant, basket, calculation or requirement set forth herein or in any other document relating to the Notes, the Obligors and the holders shall endeavor to negotiate in good faith a modification of such ratio, covenant, basket, calculation or requirement to preserve the original intent thereof in light of such change from GAAP to IFRS or, if applicable, portions thereof (subject, however, to the approval of the Required Holders); and until, if ever, such modification shall have been effected by an amendment to such ratio, covenant, basket, calculation or requirement approved by the Obligors and the Required Holders as provided in Section 17.1 hereof, (i) such ratio, covenant, basket, calculation or requirement shall continue to be computed in accordance with GAAP prior to such change to IFRS (or, if applicable, portions thereof) and (ii) the Obligors shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant, basket, calculation or requirement made before and after giving effect to such change from GAAP to IFRS (or, if applicable, portions thereof).

All obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements and, all financial statements delivered to the holders hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made in this regard with such financial statements.

Section 22.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

 Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the

Lincoln Electric Holdings, Inc.Note Purchase Agreement

same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

 (c)Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which

Lincoln Electric Holdings, Inc.Note Purchase Agreement

such holder shall then have been notified pursuant to said Section.  Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(cd)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Obligors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(de)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.8.Joint and Several.  (a) Joint and Several.  The Obligors agree and acknowledge that their liability to pay all obligations under this Agreement and the Notes and to perform all other obligations under this Agreement and the Notes and each other document to which they are a party is and shall be joint and several.  No Obligor shall have any right of subrogation, reimbursement or similar right in respect of its payment of any sum or its performance of any other obligation hereunder or under the Notes unless and until all obligations have been paid in full.  In addition, each Obligor confirms that it will have received adequate consideration and reasonably equivalent value for the Indebtedness incurred and other agreements made in this Agreement and the Notes.  No Obligor could reasonably expect to obtain financing separately on terms as favorable as those provided for herein.

(b)Obligations Absolute.  The obligations of each Obligor hereunder (the “Obligations”) shall be valid and enforceable and, except as expressly provided herein, shall not be subject to limitation, impairment or discharge for any reason (other than the payment in full of the Obligations), including, without limitation, the occurrence of any failure to assert or enforce or agreement not to assert or enforce any claim or demand of any right power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty thereof or security therefor or any other act or thing or omission which may or might in any manner or to any extent vary the risk of such Obligor as an obligor in respect of the Obligations; and each Obligor hereby waives (i) any defense based upon any statute or rule of law or equity to the effect that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, and (ii) to the fullest extent permitted by law, any defenses or benefits which may be derived from or afforded by law or equity which limit the liability of or exonerate guarantors or sureties, or which may conflict with terms of this Agreement, the Notes or any other documents delivered in connection therewith.

(c)Limitations.  (i) If the Obligations of an Obligor would be held or determined by a court or tribunal having competent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Agreement or the Notes, then, notwithstanding any other provision of this Agreement or the Notes to the contrary, the aggregate amount of the liability

Lincoln Electric Holdings, Inc.Note Purchase Agreement

of such Obligor under this Agreement and the Notes shall, without any further action by such Obligor, any holder or any other person, be automatically limited and reduced to an amount which is valid and enforceable.

(ii)Without limiting the generality of clause (i) above, each Obligor, each Purchaser and each holder, hereby confirms that it is the intention of all such parties that none of this Agreement, the Notes or any other document delivered in connection therewith constitute a fraudulent transfer or conveyance under any Debtor Relief Law, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or similar state statute applicable to this Agreement, the Notes or any other related document.  Therefore, such parties agree that the Obligations of an Obligor shall be limited to such maximum amount as will, after giving effect to such maximum amount and other contingent and fixed liabilities of such Obligor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the other Obligors and any other obligor, result in the Obligations not constituting a fraudulent transfer or conveyance.

(iii)The provisions of this Section 22.8 are intended solely to preserve the rights of the Purchasers and the holders hereunder to the maximum extent permitted by applicable law, and neither an Obligor nor any other Person shall have any right or claim under such provisions that would not otherwise be available under applicable law.

* * * * *

Lincoln Electric Holdings, Inc.Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

Lincoln Electric Holdings, Inc.

By

Name:

Title:

The Lincoln Electric Company

By

Name:

Title:

Lincoln Electric International Holding Company

By

Name:

Title:

J.W. Harris Co., Inc.

By

Name:

Title:

Lincoln Global, Inc.

Lincoln Electric Holdings, Inc.Note Purchase Agreement

By

Name:

Title:

Techalloy, Inc.

By

Name:

Title:

Wayne Trail Technologies, Inc.

By

Name:

Title:

This Agreement is hereby

accepted and agreed to as

of the date hereof.

[Add Purchaser Signature BlocksPages Intentionally Omitted]

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2015 NPA” means that certain Note Purchase Agreement dated as of April 1, 2015, among the Obligors from time to time party thereto and the holders of the Notes (as defined in the 2015 NPA) from time to time, as amended, restated, amended and restated, supplemented, renewed, extended, replaced, refinanced or otherwise modified from time to time.

“2024 NPA” means that certain Note Purchase Agreement dated as of June 20, 2024, among the Obligors from time to time party thereto and the holders of the Notes (as defined in the 2024 NPA) from time to time, as amended, restated, amended and restated, supplemented, renewed, extended, replaced, refinanced or otherwise modified from time to time.

“Acquisition” shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any Person who is not a Subsidiary of the Company, and (ii) any acquisition of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

“Additional Obligor” is defined in Section 9.7.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of an Obligor.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Automation” is defined in the first paragraph of this Agreement.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.

Schedule A
(to Note Purchase Agreement)

“Capitalized Leases” means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Cash Equivalent” shall mean (a) any debt instrument that would be deemed a cash equivalent in accordance with GAAP and that has an investment grade rating from Moody’s and/or S&P; (b) fully collateralized repurchase agreements entered into with any financial institution that has an investment grade rating from Moody’s and S&P having a term of not more than 90 days and covering securities described in clause (a) above; (c) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clause (a) above or in other securities having an investment grade rating from Moody’s and S&P; (d) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a financial institution that has an investment grade rating from Moody’s and S&P, or the foreign equivalent thereof; (e) investments in Tax exempt bonds and notes that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) whose principal and accrued interest are guaranteed or payment of which is assured by an organization that has an investment grade rating from Moody’s and S&P, or the foreign equivalent thereof; (f) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (e); (g) securities issued or fully guaranteed by any state of the United States or by any political subdivision or taxing authority of any such state, the securities of which state, political subdivision or taxing authority (as the case may be) have an investment grade rating from Moody’s and S&P; and (h) other short term investments utilized by the Obligors in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (g) above.

“Change of Control” means and includes any of the following:

(i)during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors (x) whose election by the Company’s Board of Directors was, or (y) whose nomination for election by the Company’s shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

(ii)any person or group (as such term is defined in section 13(d)(3) of the 1934 Act) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company’s capital stock;

(iii)the shareholders of the Company approve a merger or consolidation of such with any other person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or resulting entity outstanding after such merger or consolidation;

(iv)the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets; and/or

(v)the Company ceases to own one hundred percent (100%) of the issued and outstanding capital stock of an Obligor, other than the Company, except as a result of a transaction expressly permitted in Section 10.2.

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Lincoln Electric Holdings, Inc., an Ohio corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated” means the Company and its Subsidiaries, taken as a whole in accordance with GAAP.

“Consolidated Fixed ChargesInterest Coverage Ratio” means, with respect toat any periodtime, the sumratio of (a) EBITDA for the period of four consecutive Fiscal Quarters ending as of the most recent Fiscal Quarter ended prior to such time to (ab) Consolidated Interest Expense forduring such period and (b) Consolidated Lease Rentals for such period.

“Consolidated Income Available for Fixed Charges” means, with respect to any period, Consolidated Net Income for such period, plus, without duplication, all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges and (b) Taxes imposed on or measured by income or excess profitsfour consecutive Fiscal Quarters.

“Consolidated Interest Expense” means, for any period, Interest Expense of the Company and its Subsidiaries on a Consolidated basis, provided, that, at any time the Company or any Subsidiary has completed a Permitted Acquisition or a divestiture of any Subsidiary or any line or lines of business, Consolidated Interest Expense shall be recalculated (i) in the case of a Permitted Acquisition, on a pro forma basis as if such Permitted Acquisition (and any Indebtedness incurred in connection therewith) had been completed on the first day of the relevant measuring period, or (ii) in the case of a divestiture, on a pro forma basis as if such divestiture (and any Indebtedness repaid in connection therewith) had been completed on the first day of the relevant measuring period.

“Consolidated Lease Rentals” means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company and its Subsidiaries as lessee under all leases of real or personal property (other than Capitalized Leases), on a Consolidated basis, excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, Taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a responsible officer of the Company on a reasonable basis and in good faith.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

(a)the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

(b)the undistributed earnings of any Subsidiary to the extent that, to the best of the knowledge of the Company, the declaration or payment of dividends or similar distributions by such Subsidiary is (i) not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, or law applicable to such Subsidiary, or (ii) otherwise unavailable for payment,

(c)any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of investments or capital assets (such term to include, without limitation, the following, whether or not current: all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets), and any Taxes on such net gain (or net loss),

(d)any non-cash gains or losses resulting from any write-up or reappraisal of any assets, including, without limitation, goodwill of such Person as well as goodwill impairments and losses traced to the write-off of goodwill associated with the sale or other disposition of a business by such Person,

(e)any net gain from the collection of the proceeds of life insurance policies,

(f)any gain arising from the acquisition of any security (as defined in the Securities Act of 1933), or the extinguishment, under GAAP, of any Indebtedness, of the

Company or any Subsidiary,

(g)any deferred or other credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and

(h)any non-cash charges related to the implementation by the Company and its Subsidiaries of FASB Statement 142.

“Consolidated Net Worth” means, at any time,

(a)the sum (adjusted for any non-cash charges related to the implementation by the Company and its Subsidiaries of FASB Statement 142) of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries, plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a Consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(b)to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a Consolidated basis.

“Controlled Entity” means (i) any of the Subsidiaries of any Obligor and any of their or such Obligor’s respective Controlled Affiliates and (ii) if such Obligor has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Distribution” means any payment made, liability incurred and other consideration (other than any stock dividend, or stock split or similar distributions payable only in capital stock of an Obligor) given (i) for the purchase, acquisition, redemption or retirement of any capital stock of an Obligor or (ii) as a dividend, return of capital or other distribution of any kind in respect of the capital stock of an Obligor outstanding at any time.

“EBITDA” means, for any period, the sum of the amounts of (i) Consolidated Net Income, (ii) Consolidated Interest Expense for such period, (iii) depreciation for such period on a Consolidated basis, as determined in accordance with GAAP, (iv) amortization for such period on a Consolidated basis, as determined in accordance with GAAP, and (v) all provisions for any Taxes imposed on or measured by income or excess profits made by the Company and its Subsidiaries during such period, (vi) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-Fiscal Quarter period, the cash payment in respect thereof in such future four-Fiscal Quarter period will be subtracted from EBITDA for such future four-Fiscal Quarter period; (vii) all extraordinary, unusual or non-recurring items; (viii) restructuring charges and related charges in connection with any single or one-time events; and (ix) any expenses or costs incurred in connection with equity offerings, Investments, Indebtedness, or dispositions otherwise permitted under this Agreement, whether or not consummated, in each case, for clauses (ii) through (vix), inclusive, to the extent expensed or deducted in computing Consolidated Net Income and without duplication; provided that the aggregate amount of added back amounts in reliance on clauses (vii) and (viii) above for any four-Fiscal Quarter period shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments), provided further, that, at any time the Company or any Subsidiary has completed a Permitted Acquisition or a divestiture of any Subsidiary or any line or lines of business, EBITDA shall be recalculated (i) in the case of a Permitted Acquisition, to include the EBITDA of the acquired company or acquired line or lines of business (with appropriate pro-forma adjustments) as if such Permitted Acquisition had been completed on the first day of the relevant measuring period, or (ii) in the case of a divestiture, to exclude the EBITDA of the divested Subsidiary or line or lines of business (with appropriate pro-forma adjustments) as if such divestiture had been completed on the first day of the relevant measuring period.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Charges Coverage Ratio” means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending as of the most recent fiscal quarter ended prior to such time to (b) Consolidated Fixed Charges for such periodFATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a) and official interpretations thereof, and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fiscal Quarter” means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of Holdings consistent with the Company’s past practice.

“Fiscal Year” means the Company’s regular annual accounting period which shall end December 31, 2024, in respect of the Company’s current annual accounting period, and which thereafter shall end on December 31 of each succeeding calendar year.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funded Debt” means (a) Indebtedness, other than Indebtedness of the types described in clause (ix), (x), (xii) and (xiii) of the definition of such term, below, and (b) all guaranty obligations of such Person in respect of any Indebtedness of the type described in clause (a) of this definition.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 10, including defined terms as used therein, are subject (to the extent provided therein) to Section 22.2.  If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use, in whole or in part, IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the holders to so use IFRS (or, to the extent permitted by the SEC and consistent with pronouncements of the Financial Accounting Standards Board and the International Accounting Standards Board, portions thereof from time to time) in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS (or, if applicable, such portions) as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition (and as theretofore modified pursuant to this sentence), in each case subject to Section 22.2.

“Global” is defined in the first paragraph of this Agreement.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity for a Governmental Authority.

“Guarantor” means the obligor under any Guaranty.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Harris” is defined in the first paragraph of this Agreement.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2, and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Incremental Interest” is defined in Section 1.3.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“INHAM ExemptionIncremental Interest” is defined in Section 6.210.8(eb).

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for money borrowed of such Person; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the amounts drawn under all letters of credit issued for the account of such Person (other than commercial or trade letters of credit issued in connection with customer or supplier relationships in the ordinary course of business) and, without duplication, all unreimbursed drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; (vii) all Capitalized Lease obligations of such Person and all Indebtedness of such Person secured by purchase money Liens; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all “synthetic” leases (i.e., leases accounted for by the lessee as operating leases under which the lessee is the “owner” of the leased property for Federal income Tax purposes); (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations; (x) all net obligations of such Person under any so-called “hedge,” “swap,” “collar,” “cap” or similar interest rate or currency fluctuation protection agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), including, without limitation, in connection with a Qualifying Securitization Transaction, other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all redeemable stock (or other equity interest) of such Person; and (xiii) all guaranty obligations of such Person; provided that (a) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, unless evidenced by a note, shall constitute Indebtedness; and (b) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for any fiscal period, all expense of the Company or any of its Subsidiaries for such fiscal period classified as interest expense for such period, including capitalized interest and interest under “synthetic” leases, in accordance with GAAP.

“International” is defined in the first paragraph of this Agreement.

“Investment” shall mean any investment, made in cash, by undertaking or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock or other equity interest, joint venture or partnership, Indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

“Investor Presentation” is defined in Section 5.3.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

“Lincoln” is defined in the first paragraph of this Agreement.

“Lincoln Party” means any of the Obligors or any other direct or indirect Subsidiary of any of them from time to time, collectively, the “Lincoln Parties.”

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of an Obligor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of an Obligor and its Subsidiaries taken as a whole, (b) the ability of an Obligor to perform its obligations under this Agreement and the Notes, (c) the ability of any Guarantor to perform its obligations under any Guaranty guaranteeing the obligations of the Obligors under the Notes and this Agreement, or (d) the validity or enforceability of this Agreement, the Notes or any such Guaranty.

“Material Credit Facility” means, as to the Obligors and their Subsidiaries,

(a)the Amended and Restated Credit Agreement, dated as of JulyJune 2620, 20122024, by and among the Company, thecertain Significant Subsidiaries of the Company from time to time party thereto, PNC Bank, National Association and KeyBank National Association, in its capacities as letter of credit issuer and as co-administrative agentagents for the lenders, and the financial institutions from time to time party thereto as lenders, as amended to date, including any renewals, extensions, further amendments, supplements, restatements, replacements or refinancing thereof, restated, amended and restated, supplemented, renewed, extended, replaced, refinanced or otherwise modified from time to time;

(b) the 2015 NPA and the 2024 NPA; and

 (c)any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by any Obligor or any Subsidiary, or in respect of which any Obligor or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,00075,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then any Credit Facility in a principal amount outstanding or available for borrowing equal to or greater than $5,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) shall be deemed to be a Material Credit Facility; and

(c)any private placement document pursuant to which any Obligor has issued senior notes, either now existing or existing in the future.

“Maturity Date” is defined in the first paragraph of each Note.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Funded Debt” shall mean, as at the date of any determination, an amount equal to (a) Total Funded Debt at such date, minus (b) on a Consolidated basis, cash and Cash Equivalents of the Company and its Subsidiaries in excess of $100,000,000 at such date.

“Net Leverage Ratio” shall mean, as of the end of any Fiscal Quarter, the ratio of (i) Net Funded Debt outstanding as of the end of such Fiscal Quarter to (ii) Trailing EBITDA as of the end of such Fiscal Quarter.

“Notes” is defined in Section 1.

“Obligor” and “Obligors” is defined in the first paragraph of this Agreement.

“Obligations” is defined in Section 22.8(b).

“Obligor” and “Obligors” means the Original Obligors and any Additional Obligors.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspxhttp://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or any other Obligor whose responsibilities extend to the subject matter of such certificate.

“Original Obligor” and “Original Obligors” is defined in the first paragraph of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” shall mean any Acquisition as to which all of the following conditions are satisfied:

 (i) such Acquisition involves a line or lines of business in a Related Industry;

 (ii) such Acquisition is not actively opposed by the Board of Directors (or other managing body, in the case of any entity other than a corporation) of the selling Person or the Person whose equity interests are to be acquired;

 (iii) no Event of Default then exists or would exist after giving effect to such

Acquisition; and

 (iv) at least ten (10) Business Days prior to the completion of any such Acquisition involving aggregate consideration, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired Person or Persons, in excess of $250,000,000, the Company shall have delivered to the holders a certificate of a responsible financial or accounting officer of the Company demonstrating, in reasonable detail, the computation of and compliance with the ratios referred to in Sections 10.7 and 10.8 on a pro forma basis (which pro forma basis shall be satisfactory to the Required Holders) after giving effect to such Acquisition.

“Permitted Purchase Money Security Interest” means any Lien which is created or assumed in purchasing, constructing or improving any real or personal property (other than inventory) in the ordinary course of business, or to which any such property is subject when so purchased, including, without limitation, Capitalized Leases, provided, that (i) such Lien shall be confined to the aforesaid property, (ii) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement, and (iii) any refinancing of such indebtedness does not increase the amount of indebtedness owing as of the date of such refinancing.

“Person” means an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, association, institution, estate, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means anany “employee pension benefit plan” (as defined in section 3(3) of ERISAexcept a Multiemployer Plan) subject to the provisions of Title IIV of ERISA that is or, within Section 412 of the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or anyCode or Section 302 of ERISA Affiliate or with, and in respect toof which anyan Obligor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Personis (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” defined in Section 3(5) of ERISA.

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (including all Guaranties of Indebtedness but excluding (w) Indebtedness owing to the Company or any other Subsidiary, (x) Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall have not been incurred in contemplation of such person becoming a Subsidiary, (y) Indebtedness of the Obligors and (z) all Indebtedness of Guarantors guaranteeing the obligations of the Obligors under the Notes and this Agreement), and (ii) all Indebtedness of any Obligor and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by clauses (i) through (xiii), inclusive, of Section 10.6.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Obligors and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Acquisition” means any acquisition of either or both the capital stock or assets of any Person or Persons (or any portion thereof), or the last to occur of a series of such acquisitions consummated within a period of six consecutive months, if the aggregate amount of Indebtedness incurred by one or more of the Company and its Subsidiaries to finance the purchase price of, or assumed by one or more of them in connection with the acquisition of, such stock and property is at least $100,000,000QPAM Exemption” is defined in Section 6.2(d).

“Qualified Acquisition” shall mean (a) a Permitted Acquisition with aggregate consideration of at least $100,000,000 or (b) a series of related Permitted Acquisitions in any twelve (12) month period, with aggregate consideration for all such Permitted Acquisitions of at least $100,000,000; provided, that, for any such Permitted Acquisition or series of related Permitted Acquisitions to qualify as a Qualified Acquisition, a responsible officer of the Company shall have delivered to the holders a certificate (i) certifying that the Permitted Acquisition or series of related Permitted Acquisitions meets the criteria set forth in the foregoing clause (a) or clause (b), as applicable, and (ii) notifying the holders that the Obligors have elected to treat such Permitted Acquisition or series of related Permitted Acquisitions as a Qualified Acquisition.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying Securitization Transaction” shall mean a bona fide securitization transaction effected under terms and conditions customary in the capital markets and consisting of sales of Trade Receivables by a Lincoln Party to a Special Purpose Company which in turn either sells or pledges such Trade Receivables (or undivided interests therein) to a commercial paper conduit or other financing source (whether with or without recourse to the Special Purpose Company), and as to which each of the following conditions shall be satisfied: (i) such sales to the Special Purpose Company are not accounted for under GAAP as secured loans, (ii) such transactions are, in the good faith opinion of a responsible officer of the Company, for fair value and in the best interests of such Lincoln Party, and (iii) recourse to any Lincoln Party in connection with any such sale of Trade Receivables is limited to repurchase, substitution or indemnification obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties made by any Lincoln Party in connection with such sale.

“QPAM Exemption” is defined in Section 6.2(d)Qualifying Securitization Transaction Threshold” means $300,000,000 or such lesser amount as is contained in any Material Credit Facility.

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(2), multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of Senior Indebtedness of any Obligor and its Subsidiaries being prepaid pursuant to Section 10.3(2) and the denominator is the aggregate principal amount of Senior Indebtedness of such Obligor and its Subsidiaries.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Industries” shall mean the welding, joining and cutting industry, including the manufacture and sale of welding and cutting equipment and related consumables, other metal joining equipment and consumables, industrial gases and gas apparatus, laser and robotics for welding applications, services for industrial fabrication in general and the engineered adhesives and industrial fastener industries and other businesses of the same general type as those in which the Obligors or any other direct or indirect Subsidiary of any of them from time to time are engaged on the date of the Closing, taken as a whole, including any businesses which are ancillary, related or complementary thereto or which are a reasonable extension thereof.

“Required Holders” means at any time on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding, exclusive of Notes then owned by any Obligor or any of its Affiliates.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any other Obligor with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means with respect to any Person, as of the date of any determination thereof, all Indebtedness of such Person other than Subordinated Debt.

“series” means any series of Notes issued pursuant to this Agreement.

“Series A Notes” is defined in Section 1.1.

“Series B Notes” is defined in Section 1.1.

“Series C Notes” is defined in Section 1.1.

“Series D Notes” is defined in Section 1.1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of the Closing) of any Obligor.

“Source” is defined in Section 6.2.

“Special Purpose Company” shall mean any Person created in connection with a Qualifying Securitization Transaction, provided, that any Special Purpose Company shall not own any property or conduct any activities other than those properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Person in Qualifying Securitization Transactions.

“Subordinated Debt” means with respect to any Person, all unsecured Indebtedness of such Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of such Person (including without limitation, with respect to any Obligor, the obligations of such Obligor under this Agreement or the Notes).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substantial Part” is defined in Section 10.3.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Techalloy” is defined in the first paragraph of this Agreement.

“Total Funded Debt” shall mean, as at the date of any determination, and on a Consolidated basis, the principal amount of any and all outstanding Funded Debt of the Company and its Subsidiaries at such date, including, without limitation, the outstanding obligations of the Obligors under this Agreement and the Notes at such date and any other obligations of the Obligors to the holders at such date.

“Total Leverage Ratio” shall mean, as of the end of any fiscal quarter, the ratio of (i) Total Funded Debt outstanding on such fiscal quarter end to (ii) Trailing EBITDA as of such fiscal quarter end.

“Trade Receivables” shall mean indebtedness and other obligations owed to the Company or any other Lincoln Party, whether constituting accounts, chattel paper, instruments or general intangibles, arising in connection with the sale of goods and services by the Company or such Lincoln Party to commercial customers, including, without limitation, the obligation to pay any finance charges with respect thereto, and agreements relating thereto, collateral securing the foregoing, books and records relating thereto and all proceeds thereof.

“Trailing EBITDA” shall mean, as of the end of any fiscal quarterFiscal Quarter, EBITDA for such fiscal quarterFiscal Quarter, plus EBITDA for the three (3) immediately preceding fiscal quartersFiscal Quarters.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wayne” is defined in the first paragraph of this Agreement.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of any Obligor and such Obligor’s other Wholly-Owned Subsidiaries at such time.